  Exhibit 99.1

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS
FISCAL 2017 SECOND QUARTER AND SIX MONTHS RESULTS

Company to host conference call on January 5, 2017, at 11:00 a.m. ET

Financial and Operational Highlights

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Combined enrollment in continuing education/workforce development, graduate, and doctoral programs increased 21.1% during the FY 2017 second quarter from the prior year quarter, and 19.0% from the FY 2017 first quarter.
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Enrollment by total headcount for the FY 2017 second quarter (Fall 2017 term) decreased 12.2% from the prior-year period, to 7,240 students as of November 30, 2016. However, the total headcount increased by 6.0% from the FY 2017 first quarter.
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FY 2017 second quarter total revenue was $22.0 million, compared to $25.7 million in the prior-year period. The Company’s academic revenue was $20.3 million in the FY 2017 second quarter, compared to $23.6 million in the prior-year period.
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FY 2017 second quarter net loss attributable to the Company was $(0.8) million, compared to net loss attributable to the Company of $(1.2) million in the prior-year period, primarily as a result of decreased revenue on lower enrollment and fixed educational services expenditures, offset by lower SG&A expenses.
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Balance sheet at November 30, 2016, included cash and cash equivalents and investments of $19.7 million; taxes receivable of $4.6 million, working capital of $17.4 million; no outstanding lending debt; and stockholders’ equity of $35.5 million, or approximately $1.47 per diluted share.
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The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 31, 2016, which will be paid on or about January 13, 2017.
Rapid City, South Dakota, January 4, 2017 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU” or the “University”), a regionally accredited, proprietary, multi-campus institution of higher learning, today reported unaudited financial results for its fiscal 2017 second quarter ended November 30, 2016.

Management Commentary

Ronald L. Shape, Ed.D., President and Chief Executive Officer of the Company, stated, “We were pleased to see positive enrollment trends despite a lower year-over-year headcount. We continued to see double-digit percentage growth in our continuing education, doctoral, and graduate programs, and saw our total headcount increase quarter-over-quarter. Many of our peers are faced with challenging operating conditions in light of the current market, and as a result certain institutions have no answer but to close their doors, which in turn displaces many thousands of students. We are pleased to have received applicable regulatory approvals for a teach-out of over 1,000 students at a recently closed school in Texas. As of the date of this press release, approximately 1,000 of those students have expressed interest to enroll at NAU. In addition, we continue to develop our international student enrollments through our Canadian relationships efforts. Likewise, we continue to develop and improve our online enrollment efforts by adapting our hybrid and online curriculums so that they are both practical and dynamic as well as exploring additional markets to build online recruitment teams. This has our University well positioned to provide students with information on NAU and the opportunities available to seamlessly transfer credits and achieve their educational goals.”

Dr. Shape continued, “In recent quarters we have been very stringent on costs throughout our organization, highlighted this quarter by decreased SG&A on a dollar basis and as a percentage of revenues. We have considerable operational leverage in our campus agreements and have maintained a strong balance sheet which will allow the Company to continue taking advantages of opportunities as they arise.”

Operating Review
Enrollment Update
Total NAU student enrollment for the Fall 2017 term decreased 12.2% to 7,240 students from 8,249 during the prior fall term. Students enrolled in 61,454 credit hours compared to 72,563 credit hours during the prior fall term. The current average age of NAU’s students continues to be in the mid-30s, with those seeking undergraduate degrees remaining the highest portion of NAU’s student population.

The following is a summary of student enrollment at November 30, 2016, and November 30, 2015, by degree level and by instructional delivery method:

	November 30, 2016 (Fall ’17 Term)		November 30, 2015 (Fall ’16 Term)
	No. of Students	% of Total	No. of Students	% of Total
Continuing Ed	300	4.1%	278	3.4%
Doctoral	110	1.5%	77	0.9%
Graduate	359	5.0%	280	3.4%
Undergraduate & Diploma	6,471	89.4%	7,614	92.3%

Total	7,240	100.0%	8,249	100.0%

	No. of Students	% of Total	No. of Students	% of Total
On-Campus	1,357	18.7%	1,433	17.4%
Online	4,879	67.4%	5,572	67.5%
Hybrid	1,004	13.9%	1,244	15.1%

Total	7,240	100.0%	8,249	100.0%

Financial Review
The Company, through its wholly owned subsidiary, operates in two business segments: academics, which consists of NAU’s undergraduate, graduate, and doctoral education programs and contributes the primary portion of the Company’s revenue; and ownership in and development of multiple apartments and condominium complexes from which it derives sales and rental income. The real estate operations generated approximately 1.3% of the Company’s revenue for the quarter ended November 30, 2016.

Fiscal 2017 Second Quarter Financial Results

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Total revenue for the FY 2017 second quarter was $22.0 million, compared to $25.7 million in the same period last year. Academic tuition revenue was $20.3 million, compared to $23.6 million in the prior-year period. Auxiliary (bookstore) revenue was $1.4 million for the FY 2017 second quarter, compared to $1.9 million in the prior year period. This decrease in academic revenue was primarily a result of a decrease in enrollment.
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For the FY 2017 second quarter, educational services expense was $6.5 million, or 30.0% of the academic’s total revenue, compared to $6.8 million, or 26.8%, for the FY 2016 second quarter. This percentage increase was a result of fixed costs being compared to a decreasing revenue base and the additional expense to launch new programs and transfer programs from closing institutions.

Educational services expense specifically relates to academics, and includes salaries and benefits of faculty and academic administrators, costs of educational supplies, faculty reference and support material and related academic costs.
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During the FY 2017 second quarter, SG&A expenses decreased to $15.4 million, or 70% of total revenue, from $18.8 million, or 73%, in the prior-year period.

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Loss before income taxes and non-controlling interest for the FY 2017 second quarter was $(1.1) million, compared to a loss before income taxes and non-controlling interest of $(1.5) million in the same period last year, primarily as a result of decreased revenue on lower enrollment.
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Net loss attributable to the Company for the FY 2017 second quarter was $(0.8) million, or ($0.03) per diluted share based on 24.1 million shares outstanding, compared to net loss attributable to the Company of $(1.2) million, or ($0.05) per diluted share based on 25.2 million shares outstanding, in the prior-year period.
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Earnings before interest, tax, and depreciation and amortization (“EBITDA”) for the FY 2017 second quarter were $0.3 million, compared to $0.1 million in the prior-year period. A table reconciling EBITDA/LBITDA to net income/loss can be found at the end of this release.

Fiscal 2017 Six Months Financial Results

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Total revenues for the first six months of FY 2017 were $43.1 million, compared to $50.4 million in the prior-year period. Academic’s total revenue was $42.5 million, compared to $49.8 million in the prior-year period, as a result of the decrease in enrollment. The Company continues to execute on its strategic plan, which includes growing enrollments at its current existing locations by investing in new program development and expansion, academic advisor support, and student retention initiatives.
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NAU’s educational services expense for the first six months of FY 2017 was $13.0 million, or 30.5% of academic’s total revenue, compared to $13.1 million, or 26.4%, in the prior-year period.
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During the first six months of FY 2017, SG&A expenses decreased to $31.9 million, or 74.0% of total revenues, compared to $37.8 million, or 75.0%, in the prior-year period.
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Loss before income taxes and non-controlling interest for the first six months of FY 2017 was $(4.2) million, compared to loss before income taxes and non-controlling interest of $(3.6) million in the prior-year period, primarily as a result of decreased revenues offset by lower SG&A expenses.
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Net loss attributable to the Company during the first six months of FY 2017 was $(2.8) million, or $(0.12) per diluted share based on 24.1 million shares outstanding, compared to net loss attributable to the Company of $(2.5) million, or $(0.10) per diluted share based on 25.2 million shares outstanding, in the prior-year period.
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Losses before interest, tax, and depreciation and amortization (“LBITDA”) for the first six months of FY 2016 were $(1.2) million, compared to LBITDA of $(0.3) million in the prior-year period. A table reconciling EBITDA/LBITDA to net income/loss can be found at the end of this release.

Balance Sheet Highlights

(in millions except for percentages)	11/30/2016	5/31/2016	% Change
Cash and Cash Equivalents/Investments	$19.7	$25.8	(23.6) %
Working Capital	17.4	22.2	(21.6) %
Other Long-term Liabilities	4.3	4.7	(8.5) %
Stockholders’ Equity	35.5	40.4	(12.1) %

Quarterly Dividend
The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 31, 2016 that will be paid on or about January 13, 2017.

Conference Call Information
Management will discuss these results in a conference call (with accompanying presentation) on Thursday, January 5, 2017, at 11:00 a.m. ET.

The dial-in numbers are:
(877) 407-9078 (U.S.)
(201) 493-6745 (International)

Accompanying Slide Presentation and Webcast

The Company will also have an accompanying slide presentation available in PDF format at the “Investor Relations” section of the NAU website at http://investors.national.edu. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the “Investor Relations” section of the NAU website or by clicking on the conference call link: http://national.equisolvewebcast.com/q2-2017.

About National American University Holdings, Inc.
National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, master’s, and doctoral degree programs in technical and professional disciplines. Accredited by the Higher Learning Commission, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenue, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which the Company filed on August 5, 2016, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:
National American University Holdings, Inc.
Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com

Carolyne Y. Sohn
415-568-2255
csohn@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 30, 2016 AND 2015
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2016	2015	2016	2015
REVENUE:
Academic revenue	$20,276	$23,593	$39,714	$46,251
Auxiliary revenue	1,414	1,865	2,808	3,581
Rental income — apartments	293	281	591	556

Total revenue	21,983	25,739	43,113	50,388

OPERATING EXPENSES:
Cost of educational services	6,497	6,832	12,965	13,128
Selling, general and administrative	15,425	18,805	31,907	37,808
Auxiliary expense	1,054	1,397	2,103	2,663
Loss on disposition of property	0	63	6	63

Total operating expenses	22,976	27,097	46,981	53,662

OPERATING LOSS	(993)	(1,358)	(3,868)	(3,274)

OTHER INCOME (EXPENSE):
Interest income	27	25	49	44
Interest expense	(214)	(218)	(428)	(437)
Other income — net	32	46	69	88

Total other expense	(155)	(147)	(310)	(305)

LOSS BEFORE INCOME TAXES	(1,148)	(1,505)	(4,178)	(3,579)

INCOME TAX BENEFIT	406	335	1,397	1,111

NET LOSS	(742)	(1,170)	(2,781)	(2,468)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING	(10)	(8)	(27)	(19)
INTEREST

NET LOSS ATTRIBUTABLE TO NATIONAL AMERICAN
UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	(752)	(1,178)	(2,808)	(2,487)

OTHER COMPREHENSIVE LOSS — Unrealized losses on investments, net of tax	(9)	(2)	(5)	(3)
Income tax benefit related to items of other comprehensive loss

COMPREHENSIVE LOSS ATTRIBUTABLE TO
NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$(761)	$(1,180)	$(2,813)	$(2,490)

Basic net loss attributable to National	$(0.03)	$(0.05)	$(0.12)	$(0.10)
American University Holdings, Inc.
Diluted net loss attributable to National	$(0.03)	$(0.05)	$(0.12)	$(0.10)
American University Holdings, Inc.
Basic weighted average shares outstanding	24,148,355	25,164,128	24,131,231	25,177,155
Diluted weighted average shares outstanding	24,148,355	25,164,128	24,131,231	25,177,155

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF NOVEMBER 30, 2016 AND CONDENSED
CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2016
(In thousands, except share and per share amounts)

	November 30,	May 31,
	2016	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,599	$21,713
Available for sale investments	9,104	4,117
Student receivables — net of allowance of $1,041 and $723 at November 30, 2016 and
May 31, 2016, respectively	2,945	3,011
Other receivables	217	375
Income taxes receivable	4,592	2,780
Prepaid and other current assets	2,291	2,078
Total current assets	29,748	34,074
Total property and equipment - net	31,157	31,273
OTHER ASSETS:
Condominium inventory	621	621
Land held for future development	229	312
Course development — net of accumulated amortization of $3,182 and $3,051 at
November 30, 2016 and May 31, 2016, respectively	1,076	817
Deferred income taxes	0	431
Other	756	998
Total other assets	2,682	3,179
TOTAL	$63,587	$68,526

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of capital lease payable	$307	$285
Accounts payable	3,582	2,913
Dividends payable	1,090	1,090
Income taxes payable	91	110
Deferred income	913	1,649
Accrued and other liabilities	6,344	5,861
Total current liabilities	12,327	11,908
DEFERRED INCOME TAXES	40	0
OTHER LONG-TERM LIABILITIES	4,296	4,686
CAPITAL LEASE PAYABLE, NET OF CURRENT PORTION	11,410	11,567
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value (50,000,000 authorized; 28,557,968 issued and
24,224,924 outstanding as of November 30, 2016; 28,472,129 issued and 24,140,972
outstanding as of May 31, 2016)	3	3
Additional paid-in capital	59,012	58,893
Retained earnings	(976)	4,012
Treasury stock, at cost (4,333,044 shares at November 30, 2016 and 4,331,157
shares at May 31, 2016)	(22,481)	(22,477)
Accumulated other comprehensive income (loss), net of taxes - unrealized gain (loss)
on available for sale securities	(7)	(2)
Total National American University Holdings, Inc. stockholders' equity	35,551	40,429
Non-controlling interest	(37)	(64)
Total stockholders' equity	35,514	40,365
TOTAL	$63,587	$68,526

The following table provides a reconciliation of net income attributable to the Company to EBITDA/LBITDA:

	Three Months Ended November 30,		Six Months Ended November 30,
	2016	2015	2016	2015
	(dollars in thousands)
Net (Loss) Income attributable to the Company	$(752)	$(1,178)	$(2,808)	$(2,487)
Income attributable to non-controlling interest	10	8	27	19
Interest Income	(27)	(25)	(49)	(44)
Interest Expense	214	218	428	437
Income Tax Benefit	(406)	(335)	(1,397)	(1,111)
Depreciation and Amortization	1,291	1,420	2,597	2,843

EBITDA (LBITDA)	$330	$108	$(1,202)	$(343)

EBITDA consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense (which is not related to any debt but to the accounting required for the capital lease), plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.

The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.